UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     At the annual meeting of stockholders of Onyx Pharmaceuticals, Inc., or Onyx, held on May 14, 2008, the stockholders approved an amendment to Onyx’s 2005 Equity Incentive Plan, or the Incentive Plan, to increase the number of authorized shares available for issuance under the Incentive Plan by 3,100,000 shares.
     The description of the amendment to the Incentive Plan above is qualified in its entirety by reference to the copy of the Incentive Plan attached hereto as Exhibit 10.13 and incorporated herein by reference.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On May 14, 2008, the Board of Directors of Onyx amended and restated Onyx’s bylaws to set forth the duties and authority of the Lead Director of Onyx’s Board, including the authority to call meetings of the Board or stockholders, to preside over such meetings in the absence of the Chairman of the Board and to assist the Chairman of the Board in the discharge of his or her duties or, in the absence of the Chairman of the Board, perform the duties of the Chairman of the Board with all of the powers and restrictions applicable to the Chairman of the Board. Effective March 31, 2008, Onyx elected Paul Goddard, Ph.D. as the Lead Director of the Board. The position of Chairman of the Board is currently vacant.
     The description of the amendment to the bylaws above is qualified in its entirety by reference to the copy of the bylaws attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
3.2	Bylaws of Onyx

10.13	2005 Equity Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2008	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	Bylaws of Onyx

10.13	2005 Equity Incentive Plan